Exhibit 99.1

Contacts:

Brian W. Poff Executive Vice President, Chief Financial Officer Addus HomeCare Corporation (469) 535-8200 investorrelations@addus.com	Scott Brittain Corporate Communications, Inc. (615) 324-7308 scott.brittain@cci-ir.com

ADDUS HOMECARE AGREES TO ACQUIRE ONE OF THE LARGEST HOME-BASED

PERSONAL CARE PROVIDERS IN NEW MEXICO

Frisco, Texas (May 4, 2017) – Addus HomeCare Corporation (NASDAQ: ADUS), a comprehensive provider of personal care services provided in the home, today announced that it has signed a definitive agreement to acquire Options Home Care, a wholly-owned subsidiary of HB Management Group and a provider of personal care services in more than 20 counties in New Mexico.

“Consistent with our previously announced acquisition strategy, we are pleased to announce our continued expansion in the state of New Mexico with a strong local provider like Options Home Care. This transaction will complement our existing caregiver network in New Mexico, helping ensure that we can continue to deliver high-quality home-based personal care services to families across the state,” remarked Dirk Allison, President and Chief Executive Officer of Addus.

Brad Brandt, President of HB Management Group added, “Addus is a respected leader in providing personal care services and the right company to continue our legacy of providing high quality, personalized service to our customers.”

Addus intends to work with Options Home Care management and New Mexico state regulators to ensure a smooth transition for customers and their caregivers.

Options Home Care has annual revenues of over $20 million, and the transaction will expand the footprint of existing Addus operations in New Mexico. It is expected to close in the third quarter, pending customary closing conditions.

The financial terms of the transaction are not being disclosed.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or

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ADUS To Acquire Options Home Care

May 4, 2017

implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2017, which is available at www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized.

About Addus

Addus is a provider of comprehensive personal care services, which are provided in the home and assist with activities of daily living. Addus’ consumers are primarily persons who are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. At December 31, 2017, Addus provided personal care services to over 33,000 consumers through 114 locations across 24 states. For more information, please visit www.addus.com.

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